UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2009

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TREATY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

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Nevada	000-28015	86-0884116
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

440 Louisiana, Suite 1400
Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 425-5377

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2009, Treaty Energy Corporation (“Treaty” or the “Company”) appointed Joe Grace as a director, President, and Chief Operating Officer. The Company also appointed Dan Olson as a director.

Mr. Grace, 65 years of age, has been a consultant to various private and public companies since 2004. Mr. Grace’s appointment will last for one year. As compensation, Mr. Grace will receive 16,000,000 shares of Treaty common stock. Because the Company currently has insufficient authorized capital to issue these shares, Mr. Grace’s compensation will be paid from shares currently held by a Treaty shareholder. Once the Company has sufficient authorized capital, it will reimburse the shareholder for the shares transferred to Mr. Grace.

Mr. Olson, 54 years of age, has been a partner of Small Cap Consulting, LLC, a management consulting firm, since 2004, where he has advised startup and development companies on creating and implementing sales, distribution, and marketing strategies. Since 2006, Mr. Olson is also a partner in Midwest Investments, LLC, which acquires and invests in commercial real estate. Mr. Olson’s appointment will last for one year. As compensation, Mr. Olson will receive 1,500,000 shares of Treaty common stock. Because the Company currently has insufficient authorized capital to issue these shares, Mr. Olson’s compensation will be paid from shares currently held by a Treaty shareholder. Once the Company has sufficient authorized capital, it will reimburse the shareholder for the shares transferred to Mr. Olson.

Item 9.01

Financial Statements and Exhibits

(d)   Exhibits

99.1   Press release dated October 21, 2009

99.2   Press release dated October 22, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TREATY ENERGY CORPORATION

By:	/s/ RANDALL NEWTON
Randall Newton Chief Executive Officer

Date:  October 30, 2009